Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2004, except as to Note 26 which is as of November 24, 2004, relating to the financial statements and financial statement schedules which appear in Allegheny Energy, Inc.’s Current Report on Form 8-K dated December 6, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/   PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
December 6, 2004